UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2024

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 23, 2024, AvalonBay Communities, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, which became automatically effective upon filing and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333- 253532) filed with the SEC on February 25, 2021. In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement (the “Prospectus Supplement”), dated February 23, 2024, with respect to the Company’s existing continuous equity program (“CEP”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate sales price of up to $1,000,000,000 (the “Shares”) from time to time through the Sales Agents and the Forward Sellers (each as defined below).

As previously reported, in connection with the CEP the Company has entered into separate sales agency financing agreements, dated January 17, 2023, with each of J.P. Morgan Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (the “Sales Agents”), in their capacity as sales agents for the Company and/or as Forward Sellers, and, as applicable, the relevant Forward Purchasers (each as defined below). Concurrently with the entry into the sales agency financing agreements, the Company also previously entered into separate master forward sale agreements between the Company and each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC., BNP Paribas, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (or their respective affiliates) (collectively, the “Prior Forward Purchasers”).

On February 23, 2024, the Company amended its sales agency financing agreement with BTIG, LLC to reflect the addition of Nomura Securities International, Inc. (acting through BTIG, LLC as agent) as a Forward Seller and Nomura Global Financial Products, Inc. as a Forward Purchaser thereunder, and entered into a master forward sale agreement, dated February 23, 2024, with Nomura Global Financial Products, Inc. (together with the Prior Forward Purchasers, the “Forward Purchasers”).

The sales agency financing agreements provide that, in addition to the issuance and sale of the Shares by the Company through the Sales Agents, the Company may enter into separate forward sale agreements pursuant to the master forward sale confirmations. In connection with any particular forward sale agreement pursuant to the relevant master forward sale confirmation, the relevant Forward Purchaser will, at the Company’s request, attempt to borrow from third parties and, through the relevant Forward Seller, sell Shares to hedge such Forward Purchaser’s exposure underlying the particular forward sale agreement pursuant to the relevant master forward sale confirmation (the Sales Agents, when acting as agents for Forward Purchasers, are referred to in this Current Report as the “Forward Sellers,” except that with respect to Nomura Global Financial Products, Inc., the relevant Forward Seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent)).

As of the date of the Prospectus Supplement, the Company has sold Shares having an aggregate offering price of approximately $294,039,000 under the CEP. Accordingly, Shares having an aggregate offering price of up to approximately $705,961,000 remain available for offer and sale under the CEP.

The foregoing description of the sales agency financing agreements and the master forward sale confirmations does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the forms of sales agency financing agreement and master forward sale confirmation which are incorporated by reference herein as Exhibits 1.1 and 1.2, respectively. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In connection with the filing of the Prospectus Supplement, the Company is filing as Exhibit 5.1 hereto the opinion of its counsel, Goodwin Procter LLP, which opinion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Form of Amended and Restated Sales Agency Financing Agreement (incorporated by reference to Exhibit 1.1 to Form 8-K of the Company filed January 17, 2023)

1.2	Form of Master Forward Sale Confirmation (incorporated by reference to Exhibit 1.2 to Form 8-K of the Company filed January 17, 2023)

5.1	Opinion of Goodwin Procter LLP (filed herewith)

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document) (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: February 23, 2024	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer